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                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT
                            PURSUANT TO SECTION 13 or 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  January 11, 1994


                     SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
               (Exact name of registrant as specified in its charter)


   Michigan                       0-8503                    38-2144267
(State of other                 (Commission               (I.R.S. Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)

405 Water Street, Port Huron, Michigan                         48060
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code          810-987-2200

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Item 5.  Other Events.

        Vesta Energy Corporation ("Vesta") has filed a complaint in the Federal

District Court for the Northern District of Oklahoma against seven defendants, including Southwestern Energy Company ("Southwestern") and the NOARK Pipeline System ("NOARK"), an Arkansas Limited Partnership.

Southeastern Michigan Gas Enterprises, Inc.'s ("Enterprises") subsidiary, SEMCO

Arkansas Pipeline Company holds a 31.67% general partnership interest in NOARK and has guaranteed 40% of NOARK's debt service on its approximately

$88 million of debt. Southwestern holds a 47.33% general partnership interest in NOARK and has guaranteed 60% of NOARK's debt service. Neither Enterprises nor any of its subsidiaries is a party to the suit.

    Vesta seeks actual damages on several theories in an aggregate amount exceeding $1 million, seeks punitive damages in excess of $1 million and seeks to rescind its contracts with certain of the defendants,

including its contract to transport gas on the NOARK system ("the NOARK

Contract"). Under the terms of the NOARK Contract, Vesta is obligated to transport up to 50,000 Mcf of firm gas per day on the NOARK system at the full firm rate. This obligation requires Vesta to pay NOARK a demand fee equal to approximately 19.3 cents per Mcf on the 50,000 Mcf/day and approximately 9.2 cents per Mcf for volumes actually transported on the NOARK system.

    On January 1, 1994, Vesta discontinued shipments of firm gas pursuant to the NOARK Contract and ceased payment of the demand fee. Vesta had been shipping approximately 32,000 Mcf per day, generating revenues of approximately

$380,000 per month to NOARK. Prior to Vesta's ceasing to ship firm gas on the

NOARK system, NOARK was transporting approximately 90,000 Mcf per day at firm and interruptible rates. NOARK has an operating capacity of 141,000 Mcf per day. Southwestern, which was providing approximately 25,000 Mcf per day of the gas transported by Vesta over the NOARK system, has indicated



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its current intent to continue to ship those volumes over the NOARK system,

initially at the full firm rate, generating NOARK revenues of approximately

$210,000 per month.  As these circumstances continue, the loss of revenues to NOARK of apprioximately $170,000 per month reduces Enterprises' net income by approximately $35,000 per month.

        It is impossible to predict the outcome of this litigation.

Southwestern has indicated, after initial review of the complaint and relevant facts, that it believes there is no merit to the lawsuit and that it intends to counterclaim asking for specific performance of the NOARK Contract to transport gas and/or damages.



Item 7.(c)  Exhibits.
            --------

        None.



                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                                                 (Registrant)



Dated:  January 11,  1994        By:  /s/Ward N. Kirby
                                      --------------------------------------
                                      Ward N. Kirby
                                      President and C.E.O.









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